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                                   EXHIBIT 11
                             U.S. TRUST CORPORATION
                 COMPUTATION OF NET INCOME (LOSS) PER SHARE (1)



                                                                           1996             1995 (2)            1994
                                                                       -----------        ------------       -----------
PRIMARY NET INCOME (LOSS) PER SHARE:
Net Income (Loss)                                                      $40,904,000        $(50,521,000)      $20,967,000
Plus Dividend Equivalent on Deferred Long-Term
  Performance Plan Awards (After-Tax)                                      422,836             -                 308,000
                                                                        ----------        -------------      -----------

Net Income (Loss)                                                       41,326,836         (50,521,000)       21,275,000
                                                                        ==========         ============      ===========

Weighted average number of common shares outstanding                    19,537,994          19,275,600        18,762,066
Add average shares issuable under stock option and
  variable stock award plans                                             1,719,852             -               1,277,118
                                                                        ----------         ------------       ----------

  Total Common and Common Equivalent Shares                             21,257,846          19,275,600        20,039,184
                                                                        ==========         ============       ==========

Net Income (Loss) Per Share                                            $      1.94        $      (2.62)      $      1.06
                                                                        ==========         ============       ==========

FULLY DILUTED NET INCOME (LOSS) PER SHARE:
Net Income (Loss)                                                      $40,904,000        $(50,521,000)      $20,967,000
Plus Dividend Equivalent on Deferred Long-Term
  Performance Plan Awards (After-Tax)                                      422,836             -                 308,000
                                                                        ----------         ------------       ----------

Net Income (Loss)                                                       41,326,836         (50,521,000)       21,275,000
                                                                        ==========         ============       ==========

Weighted average number of common shares outstanding                    19,537,994          19,275,600        18,762,066
Add maximum dilutive impact of average shares issuable
  under stock option and variable stock award plans (3)                  2,042,084             -               1,634,536
                                                                        ----------         ------------       ----------

  Total Dilutive Shares                                                 21,580,078          19,275,600        20,396,602
                                                                        ==========         ============       ==========

Net Income (Loss) Per Share:                                           $      1.92        $      (2.62)      $      1.04
                                                                        ==========         ============       ==========


(1) The computation of net income (loss) per share has been adjusted to reflect the effect of the two-for-one stock split.

(2) Dividend Equivalents and the number of shares issuable under stock options and variable stock award plans have been excluded from the computation of the 1995 loss per share because their inclusion would have had an antidilutive effect on the result.

(3) Computed using the period-end market price of the Corporation's common stock, if it is higher than the average market price used in calculating primary net income per share.